                                                               Exhibit 10.1
U S WEST Communications
1801 California Street Room 2420
Denver, CO 60202
Phone 303 965-8057
FAX 303 965-9301


William J. Stewart
Vice President                                             [LOGO OF US WEST]
Wholesale Local Markets



                                April 15, 1997



Via Fax 319-298-7127

Mr. Kirk E. Kaalberg, President
McLeod USA Network Services
221 3rd Avenue S.E. Suite 500
Cedar Rapids, Iowa  52401-1522

Dear Kirk:

     As we discussed at our April 10 meeting in Cedar Rapids and confirmed on our April 15 conference call, U S WEST Communications is committed to eliminating the current order backlog and providing McLeod with timely ongoing delivery of Centrex station lines. Additional resources are being added in our centers and we continue to work toward greater mechanization of the Centrex ordering process. In the immediate future, our plans call for two separate teams to focus on the problem, one team working on the reduction of our backlog, the other to process new order requests. We believe our efforts will result in the elimination of our current backlog by May 19, 1997.

     The purpose of this proposal is to provide McLeod with a schedule for the reduction of current backlog and waiver of installation charges for overdue orders in exchange for McLeod's holding in abeyance both pending and filing of any further complaints directed at U S WEST Communications with the Iowa Utility Board. Details are as follows:

     1. Effective the week of April 14, U S WEST Communications will change the way McLeod orders are processed from a FIFO (first-in, first-out) approach to a LIFO (last-in, first-out) approach. In this way, new orders (excluding BOH and new facilities orders) will be assigned due dates within a 5-business-day interval.

     2. Concurrent with the process change described above, U S WEST Communications will reduce and eliminate the current backlog based on the following schedule:

                    Week of           Backlog Volume
                    ----------        --------------
                    April 14              3088
                    April 21              2443
                    April 28              1738
                    May 5                 1039
                    May 12                 303
                    May 19                   0

          This schedule is based upon McLeod's currently forecasted volumes over the period.

Mr. Kirk E. Kaalberg
April 15, 1997
Page 2


     3. In consideration of McLeod's acceptance of this proposal, installation charges will be waived on the following orders:

              -- all orders considered in backlog effective April 15 delivered beyond the standard 5 business days (excluding BOH and new facilities orders)
              -- all new orders entered from April 15 through May 19, 1997 not delivered within the standard 5 business day interval (excluding BOH and new facilities orders)

          An order is considered delivered when conversion is complete and dial tone is provided. Delivery can be confirmed through the Centrex Management System on the day following conversion.

     4. McLeodUSA and U S WEST Communications personnel will work closely to reconcile order backlog records. Management level personnel from both companies will conduct weekly meetings or conference calls to review prior week performance and resolve outstanding issues.

     5. Reserving all future rights and remedies, McLeod will hold in abeyance all current or new petitions filed with the Iowa State Utilities Board relating to U S WEST Communications' provisioning of Centrex services. This hold will remain in effect for the period from April 15 through May 19, 1997.

     In addition to the actions described above, McLeod and U S WEST Communications will continue working together toward the resolution of other outstanding issues between our firms including Business Office Hold (BOH) and SMDR.

     We believe this proposal represents a significant step toward improving the business relationship between our firms and look forward to working with you to continue this improvement.

     If you concur that this letter accurately states our agreement, please execute and return one copy of this letter. I will then attach this plan to our filing with the Commission asking that they hold their proceeding in abeyance.

                                           Sincerely,

                                           /s/ WILLIAM J. STEWART

                                           William J. Stewart

WJS:dle
mcleod/kaalberg

Concurrence:



/s/ KIRK E. KAALBERG                            Date:         4/22/97
---------------------------                             -----------------
Kirk E. Kaalberg, President
McLeod USA Network Services